Exhibit 5.1
[LETTERHEAD OF KIRKLAND & ELLIS LLP]

December 12, 2007
Network Communications, Inc.
2305 Newpoint Parkway
Lawrenceville, Georgia 30043
(770) 962-7220
Ladies and Gentlemen:
     We are issuing this opinion letter in our capacity as special legal counsel for and at the request of Network Communications, Inc., a Georgia corporation (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on December 12, 2007, under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the offer and sale by certain securityholders of the Company of up to $30,000,000 aggregate principal amount of the Company’s 10 3/4% Senior Notes due 2013 (the “Notes”). The Notes were issued under an Indenture dated as of November 30, 2005 between the Company and Wells Fargo Bank, National Association, as trustee.
     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation and By-Laws of the Registrant, as those may have been amended and/or restated from time to time, and (ii) resolutions of the Registrant with respect to the issuance of the Notes.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered. We express no opinion on the authority of such persons signing on behalf of the parties to all documents or the due authorization, execution and delivery of all documents by the parties thereto and rely on the opinion of Balch & Bingham LLP attached as Exhibit 5.2 to the Registration Statement regarding such matters.
     As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others.
     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any applicable laws except the General Corporation Law of the State of Delaware. Based upon and subject to the assumptions, qualifications, exclusions and limitations and the further limitations set forth below, we are of the opinion that the Notes, all of which are issued and outstanding as of the date of this opinion, have been validly issued by the Registrant and are binding obligations of the Registrant.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.
Sincerely,
/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

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